                                SCHEDULE A-1/B-1

                     LIFE BROKERAGE SCHEDULE OF COMPENSATION
             (Subject to Availability and State Variations Thereof)

        PRODUCT                                            ISSUE AGES    YEAR 1       YEARS 2 - 10
        -------                                            ---------     ------       ------------
        UL-II/UL-III                                         All Ages    50.0              2.5
        (Individual Universal Life)                    Excess Premium     3.0              2.5
        (Form #s LN525 LL/LN580)                               Riders     3.0     For the benefit period

        SUL(LPR)/SUL-IV                                      All Ages    50.0              2.5
        (Survivor Universal Life)                      Excess Premium     3.0              2.5
        (Form #s LN780 LL/LN790)                               Riders     3.0

        WL-I/Preference 3+/WL-Icv                            < Age 70    50.0              2.5
        (Individual Whole Life)                               71 - 75    45.0              2.5
        (Form #s LN805 LL/LN395 LL)                           76 - 82    42.5              2.5
                                                              83 - 85    37.5              2.5
                                                               Riders     2.0              2.0

        SWL-I                                                < Age 75    50.0              2.5
        (Survivor Whole Life)                                 76 - 80    45.0              2.5
        (Form # LN700 LL)                                     81 - 85    35.0              2.5
                                                               Riders     2.0              2.0

        Level Term  10/15                                       20-75    45.0              0.0
        (Form #  LN475 LL)


         PRODUCT

         LVUL(cv)-II, LSVUL-II, LVUL(DB)



Options                                                                            TRAIL  YRS 5-20    TRAIL  YRS 21+
                                          YEAR 1      YEARS 2-4      YEARS 5-10          % OF             % OF
                                        % OF NEW    % OF RENEWAL   % OF RENEWAL   ACCUMULATED CASH    ACCUMULATED
                                         PREMIUM      PREMIUM         PREMIUM          VALUE (a)      CASH VALUE (a)
                                         -------      -------         -------          ---------      --------------
OPTION A         All Ages                 50.00%         2.50%         2.50%                       Not Applicable
                 Excess Premium            3.00%         2.50%         2.50%                       Not Applicable


OPTION B         All Ages                 50.00%         2.50%         0.00%         25 bps            15 bps
                 Excess Premium            3.00%         2.50%         0.00%         25 bps            15 bps


OPTION C         All Ages                 40.00%         2.50%         0.00%         50 bps            15 bps
                 Excess Premium            3.00%         2.50%         0.00%         50 bps            15 bps


(a) LESS OUTSTANDING LOAN BALANCE

PRODUCT

MONEYGUARD VUL

Options                                                    YEAR 1                         TRAIL YRS 2+
                                                           % OF NEW                     % OF ACCUMULATED
                                                           PREMIUM (a)                   CASH VALUE (b)
Option A                        All Ages                   7.5%                              0.00%
                                Excess Premium             Not applicable

Option B                        All Ages                   5.9%                              0.25%
                                Excess Premium             Not applicable

Option C                        All Ages                   4.3%                              0.50%
                                Excess Premium             Not applicable


(a) Single Premium paying 1st year commissions, no renewals, trails starting year 2.

(b)  Less outstanding loan balances.

- Flat extra's on whole life products are commissionable at the same rate as provided for renewals.

-    Flat extra's on all universal life products are not commissionable.

- No commissions will be paid on any policies that have been placed on waiver of premium, on interest or on policy loan payments.

- Policy replacements - the Company will determine the amount of compensation to be paid, if any, where policy changes, replacements or reinstatements are involved.

- On all Universal Life policies, the Company will pay the above stated commission rates up to the breakpoint (target) premium on premiums received during the first policy year. Premiums received during the first policy year above the breakpoint receive the excess rate stated above.

- Variable products may be sold only in conjunction with a Broker-Dealer Selling Agreement.

- Note: as of this date, commission statements reflect the above commissions in two parts, commissions and expense reimbursement allowance.

- Compensation with respect to policies issued with an Accounting Value Rider will be subject to deferral, in accordance with company rules, and may be forfeited if such policy is surrendered or lapse prior to the expiration date of the rider.

CHARGEBACK POLICY

The following chargeback schedule shall apply to all earned first year commissions and Expense Reimbursement Allowance (ERA) on any policy surrender/lapse or face amount decrease.

POLICY FULL OR PARTIAL SURRENDER/LAPSE:                                POLICY FACE DECREASE:
----------------------------------------                               ----------------------
MONTH           RECALL %                                                 MONTH       RECALL %
1 to 6            100%                                                    1 to 6      100%
7 to 12            50%                                                   7 to 12       75%
                                                                        13 to 24       50%